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                                                                    EXHIBIT 23.1

LOGO PricewaterhouseCoopers



                                              PRICEWATERHOUSECOOPERS LLP
                                              CHARTERED ACCOUNTANTS
                                              1250 Rene-Levesque Boulevard West
                                              Suite 3500
                                              Montreal, Quebec
                                              Canada H3B 2G4
                                              Telephone +1 (514) 205 5000
                                              Facsimile +1 (514) 938 5709
                                              Direct Fax +1 (514) 876-8158

To the Directors of
Alcan Inc.:

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001 relating to the financial statements, which appear in the 2000 Annual Report to Shareholders, which is incorporated by reference in Alcan Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

25 February 2002